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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 23, 2005


                       NEW YORK REGIONAL RAIL CORPORATION
             (Exact name of Registrant as specified in its charter)



           Delaware                       000-28583              13-3081571
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)

                 5266 Seneca Street, West Seneca, New York     14224
          -------------------------------------------------- ----------
               (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (716) 675-6015

                                  -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))


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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         On August 23, 2005, New York Regional Rail Corporation (the "Company") received a letter from Mr. Robert Glair whereby he resigned from his position as the Company's Chief Financial Officer, citing both of his current and future workload at the accounting firm with which he is affiliated and family considerations. In his letter of resignation, Mr. Glair advised the Company that his resignation did not result from any disagreements with any accounting issues undertaken by the Company, or its Board of Directors, management or staff.

         Subsequent to Mr. Glair's resignation, the Company appointed Russell J. Arnst as its interim Chief Financial Officer. Mr. Arnst, a Certified Public Accountant, has been employed by the Company as its Controller since May 2005. Prior to joining the Company, and since August 2004, Mr. Arnst was the Controller of LaPaglia Group, Inc., a holding company located in North Tonawanda, New York. Prior to that and since 1993, Mr. Arnst was a Manager at the accounting firm of Nowicki and Company, LLP, located in Buffalo, New York.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits. The following exhibit is filed as a part of this Form 8-K:

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

   Exhibit No.                              Description
   -----------      ------------------------------------------------------------
      99.1          Letter of Resignation of Robert Glair dated August 23, 2005.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2005             NEW YORK REGIONAL RAIL CORPORATION



                                   By:  /s/ Donald B. Hutton
                                      ---------------------------
                                   Name:  Donald B. Hutton
                                   Title: Chief Executive Officer